UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2009

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 16, 2009, Google is issuing a press release and holding a conference call regarding its financial results for the quarter ended March 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Google is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On April 16, 2009, Google is filing a post-effective amendment no. 1 to the registration statement on Form S-3 (File No. 333-142243) to allow executive officer participation in the Transferable Stock Option (TSO) program.

Google will voluntarily disclose the number of options sold by each executive officer in the TSO program, as well as the value realized upon such sales, in Google’s Quarterly Reports on Form 10-Q or, for the fourth quarter, Google’s Annual Report on Form 10-K.

Item 8.01.	Other Events.

A copy of the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows for the quarter ended March 31, 2009 and other financial tables are filed as Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.

On April 16, 2009, Omid Kordestani informed Google of his intention to step down as Senior Vice President, Global Sales and Business Development, effective immediately. Omid will continue to remain an employee of Google and will serve as a Special Advisor, Office of the CEO and Founders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Google Inc. dated April 16, 2009

99.2	Financial tables for the quarter ended March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: April 16, 2009	/S/ PATRICK PICHETTE
Patrick Pichette Senior Vice President and Chief Financial Officer